Household Finance Corporation
Household Revolving Home Equity Loan
Revolving Home Equity Loan Asset Backed
Certificates - Series 1995-2
P & S Agreement Date:      Nov 1, 1995
Original Settlement Date:  Nov 21, 1995
Cusip Number of Class A-1 Certificates:
441919AG2
Cusip Number of Class A-2 Certificates:
N/A
Original Sale Balance:
$637,660,000




                                              Sum of 1/20/98 -
                                                  12/21/98
1998 AGGREGATE PAYMENTS                      Distribution Dates

Distribution Date                              Total 1998 (1)

Class A-1 Interest Distributed                     16,856,337.19
Class A-1 Interest Pymt Factor (per 1,000)          26.434678653

Investor Principal Distribution A-1               141,415,825.79
Class A-1 Principal Pymt Factor (per 1,000)        221.773085641


(1) These amounts represent cash
distributions paid by the trust during the 1998 calendar year.
As such, they do not represent the economic accrual of interest for tax purposes.